Exhibit 8

Nashville City Center | 511 Union Street, Suite 2700 | Nashville, TN 37219| T 615.244.6380| F 615.244.6804
Holland & Knight LLP | www.hklaw.com

December 17, 2025
Healthcare Realty Trust Incorporated
3310 West End Avenue
Nashville, TN 37203

    Re:    Healthcare Realty Trust Incorporated

Ladies and Gentlemen:

We have acted as special tax counsel for Healthcare Realty Trust Incorporated, a Maryland corporation (the “Company”), and Healthcare Realty Holdings, L.P., a Delaware limited partnership (the “OP”), in connection with the offering and sale of a number of shares of Class A common stock of the Company, par value $0.01 per share having an aggregate offering price of up to $1,000,000,000 (collectively, the “Shares”), pursuant to:
(i)     those certain Equity Distribution Agreements, each dated as of December 17, 2025, each between the Company and the OP, on the one hand, and respectively J.P. Morgan Securities LLC, BofA Securities, Inc., Barclays Capital Inc., BTIG, LLC, Citigroup Global Markets Inc., Credit Agricole Securities (USA) Inc., Fifth Third Securities, Inc., Jefferies LLC, Mizuho Securities USA LLC, Morgan Stanley & Co. LLC, MUFG Securities Americas Inc., RBC Capital Markets, LLC, Regions Securities LLC, Scotia Capital (USA) Inc., Truist Securities, Inc., Wells Fargo Securities, LLC, Nomura Securities International, Inc. (acting through BTIG, LLC as its agent) and each of the Forward Purchasers (as defined below), on the other hand; and

(ii)     those certain Master Forward Confirmations, each dated as of December 17, 2025, each between the Company and the OP, on the one hand, and respectively JPMorgan Chase Bank, National Association, Bank of America, N.A., Barclays Bank PLC, Citibank, N.A., Crédit Agricole Corporate and Investment Bank, Jefferies LLC, Mizuho Markets Americas LLC, Morgan Stanley & Co. LLC, MUFG Securities EMEA plc, Nomura Global Financial Products, Inc., Regions Securities LLC, Royal Bank of Canada, The Bank of Nova Scotia, Truist Bank, and Wells Fargo Bank, National Association (collectively, the “Forward Purchasers”), on the other hand.

As such counsel and in connection with the foregoing, we have participated in the preparation of the Registration Statement on Form S-3 (Registration No. 333-273784) (the “Registration Statement”) filed by the Company and the OP with the Securities and Exchange Commission (the “SEC”) under the Securities Act of 1933, as amended, and the rules and regulations thereunder (the “Securities Act”), on August 8, 2023, including the prospectus included therein (the “Base Prospectus”), and the exhibits thereto, which was automatically effective upon filing pursuant to Rule 462(e) of the Securities Act. We have also participated in the preparation of the prospectus supplement, dated December 17, 2025 and as filed by the Company with the SEC on December 17, 2025 under Rule 424(b) of the Securities Act (together with the Base Prospectus, the “Prospectus”), relating to the offering of the Shares.

December 17, 2025

The opinions set forth in this letter are based on relevant current provisions of the Internal Revenue Code of 1986, as amended (the “Code”), Treasury Regulations thereunder (including proposed and temporary Treasury Regulations), and interpretations of the foregoing as expressed in court decisions, applicable legislative history, and the administrative rulings and practices of the Internal Revenue Service (the “IRS”), including its practices and policies in issuing private letter rulings, which are not binding on the IRS except with respect to a taxpayer that receives such a ruling, all as of the date hereof. These provisions and interpretations are subject to change, which may or may not be retroactive in effect, and which might result in material modifications of our opinions. Our opinions do not foreclose the possibility of a contrary determination by the IRS or a court of competent jurisdiction, or of a contrary position taken by the IRS or the Treasury Department in regulations or rulings issued in the future. In this regard, an opinion of counsel with respect to an issue represents counsel’s best professional judgment with respect to the outcome on the merits with respect to such issue, if such issue were to be litigated, but an opinion is not binding on the IRS or the courts, and is not a guarantee that the IRS will not assert a contrary position with respect to such issue or that a court will not sustain such a position asserted by the IRS.
In rendering the following opinions, we have examined and relied on the Registration Statement (including the Prospectus), the Fourth Amended and Restated Bylaws of the Company, as amended from time to time and as in effect on the date hereof, the Company’s Fifth Articles of Amendment and Restatement of the Company, as amended from time to time and as in effect on the date hereof, the Second Amended and Restated Limited Partnership Agreement of the OP, as amended from time to time and as in effect on the date hereof, and such other documents and information provided to us by the Company as we have deemed necessary or appropriate to enable us to render the opinions expressed below. Additionally, we have relied upon the Company’s certificate dated as of even date herewith (the “Certificate”), setting forth certain factual representations of the Company and the OP, including, among other things, the actual and proposed operations of the Company, the OP and the entities in which they hold, or have held, a direct or indirect interest. Although we have discussed the Certificate with the officer of the Company and the OP executing the Certificate, for purposes of rendering our opinions, we have not made an independent investigation or audit of the facts set forth in the Certificate and the documents reviewed by us. We consequently have relied upon the representations and statements of the Company and the OP as described in the Certificate and the documents reviewed by us, and have assumed that the information presented in such documents or otherwise furnished to us is accurate and complete in all material respects. Any material variation or difference in the facts from those set forth in the documents that we have reviewed and upon which we have relied (including, in particular, the Certificate) may adversely affect the conclusions stated herein.
In this regard, we have assumed, with your consent, that as of the date hereof (i) all of the representations and statements set forth in the documents (including, without limitation, the Certificate) we have reviewed are true, correct and complete, and all of the obligations imposed by any such documents on the parties thereto have been and will be performed or satisfied in accordance with their terms; (ii) the genuineness of all signatures (whether manual, electronic or otherwise) and, to the extent that a signature on a document is manifested by electronic or similar means, such signature has been executed or adopted by a signatory with an intent to authenticate and sign the document, the proper execution of all documents, the authenticity of all documents submitted to us as originals, the conformity to originals of documents submitted to us as copies, and the authenticity of the originals from which any

December 17, 2025

copies were made; (iii) the Company at all times will operate in accordance with its past and proposed method of operation as described in its filings with the SEC under the Securities Act and the Securities Exchange Act of 1934, as amended, and as described in the Certificate; and (iv) the Company is a validly organized and duly incorporated corporation under the laws of the State of Maryland.

Based upon the foregoing, and subject to the assumptions, limitations and qualifications set forth herein, we are of the opinion that:

1.     Commencing with the Company’s taxable year ended December 31, 2007, and through the Company’s taxable year ended December 31, 2024, the Company has been organized and operated in conformity with the requirements for qualification and taxation as a real estate investment trust (“REIT”) under the Code, and its current organization and method of operation as described in the Registration Statement (including the Prospectus) and the Certificate has enabled it, and its proposed method of operation will continue to enable it, to meet the requirements for qualification and taxation as a REIT under the Code for its taxable year ending December 31, 2025, and subsequent taxable years.

2.    The statements made in the section of the Prospectus under the caption “Material U.S. Federal Income Tax Considerations” and under the caption “Supplemental Material U.S. Federal Income Tax Considerations”, in each case, insofar as they purport to summarize certain provisions of the statutes or regulations referred to therein, are accurate summaries in all material respects.

The opinions set forth above represent our conclusions based upon the documents, facts, representations and assumptions referred to above. Any material amendments to such documents, changes in any significant facts or inaccuracy of such representations or assumptions could affect the opinions referred to herein. Moreover, the Company’s qualification and taxation as a REIT under the Code depends upon the ability of the Company to meet for each taxable year, through actual annual operating results, requirements under the Code regarding gross income, assets, distributions and diversity of stock ownership. We have not undertaken, and will not undertake, to review the Company’s compliance with these requirements on a continuing basis. Accordingly, no assurance can be given that the actual results of the Company’s operations, the sources of its income, the nature of its assets, the level of its distributions to shareholders and the diversity of its share ownership for any given taxable year will satisfy the requirements under the Code for qualification and taxation as a REIT. Although we have made such inquiries and performed such investigations as we have deemed necessary to fulfill our professional responsibilities as special tax counsel and nothing has come to our attention which calls into question the accuracy of the facts referred to herein or the representations set forth in the Certificate, we have not undertaken an independent investigation of all of the facts referred to in this opinion letter or the Certificate.

This opinion letter addresses only the specific federal income tax matters set forth above and does not address any other federal, state, local or foreign tax issues. This opinion letter has been prepared for your use in connection with the Prospectus and offering of the Shares and speaks as of the date hereof. This opinion letter may not be relied upon by any person other than you or for any other purpose without our prior written consent. We assume no obligation by reason of this opinion letter or otherwise to advise

December 17, 2025

you of any changes in our opinions subsequent to the delivery of this opinion letter but agree to do so from time to time upon specific request from you for an update or confirmation.

We hereby consent to the filing of this opinion letter with the SEC as an exhibit to the Company’s Current Report on Form 8-K and to the reference to our firm under the headings “Material U.S. Federal Income Tax Considerations” and “Legal Matters” in the Prospectus. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act.

Sincerely,

/s/ HOLLAND & KNIGHT LLP